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                                                                EXHIBIT 23(d)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and
  Management of Laidlaw Environmental Services, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 12, 1998, except with respect to the matters discussed in Note 12 as to which the date is April 1, 1998, included in Safety-Kleen Corp.'s Form 10-K for the year ended January 3, 1996 and to all references to our Firm included in this registration statement.

                                                        ARTHUR ANDERSEN LLP


Chicago, Illinois
April 13, 1998